Exhibit 10.7
LIMITED RECOURSE GUARANTY
          This LIMITED RECOURSE GUARANTY (this “Guaranty”), dated as of March 31, 2009 (the “Effective Date”), is made by FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware corporation (the “Guarantor”), in favor of THE HUNTINGTON NATIONAL BANK, a national banking association, as Administrative Agent for the Lenders (as those terms are defined below).
RECITALS
          WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of the Effective Date (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Credit Agreement”), among Franklin Credit Asset Corporation, Tribeca Lending Corp. and their Subsidiaries as borrowers (collectively, “Borrowers” and individually, a “Borrower”), the financial institutions party thereto from time to time as lenders (each, a “Lender”, and, collectively, the “Lenders”), and The Huntington National Bank (“Huntington”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), the Administrative Agent and the Lenders have agreed to make and/or maintain Advances and other financial accommodations to and for the benefit of the Borrowers, upon the terms and subject to the conditions set forth in the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligations of the Administrative Agent and the Lenders to make and/or maintain Advances and the financial accommodations provided under the Credit Agreement, that the Guarantor shall have executed and delivered this Guaranty to the Administrative Agent for the benefit of the Lenders, and contemporaneously herewith the Guarantor is being released from its obligations under a certain Guaranty of payment in favor of The Huntington National Bank dated as of December 28, 2007; and
          WHEREAS, the Guarantor acknowledges that the making and/or maintaining of the Advances and the other financial accommodations to the Guarantor and the Borrowers under the Credit Agreement will inure to the substantial benefit of the Guarantor.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make and/or maintain the extensions of credit contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Administrative Agent as follows:
          1. Guaranty. (a) Subject to the terms of this Guaranty, the Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers of all Obligations when and as the same shall become due (whether at stated maturity, by acceleration or otherwise). The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent and each Lender in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full in cash, notwithstanding that from time to time prior thereto the Borrowers and/or any other guarantor may be free from any Obligations.
          (b) The Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Administrative Agent on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guaranty for such purpose; provided, however, that no payment made by the Guarantor through or on behalf of any Borrower or any other guarantor shall be applied to reduce the Obligations unless and until the Administrative Agent shall have made a demand for payment under this Guaranty.
          2. Pledge Agreement. As security for the performance of the obligations of the Loan Parties under the Credit Agreement and for the performance of the obligations of Franklin Credit Holding Corporation (“Holding”) under a certain Limited Recourse Guaranty dated of even date hereof, Holding has granted, inter alia, to the Administrative Agent a security interest in specified equity interests in the Guarantor and all dividends, distributions and other payments in respect of such equity interests, (the “Pledged Collateral”) all as described in a certain Pledge Agreement dated of even date herewith (the “Pledge Agreement”).
          3. Limited Recourse Liability of Guarantor. (a) Unless an Exception to Non-Recourse has occurred, the Administrative Agent hereby agrees that, in the event it becomes necessary to enforce the terms of this Guaranty, (i) it will exercise any and all remedies against the Guarantor under this Guaranty only against the property encumbered by the Pledge Agreement and the sale and insurance proceeds related thereto (collectively, the “Encumbered Property”) for the satisfaction of its legal or equitable remedies against the Guarantor, (ii) the Guarantor shall have no other liability for the payment of the Obligations or any other obligation hereunder, and (iii) in any action or proceeding brought hereunder or under the Pledge Agreement, the Administrative Agent shall not seek any deficiency judgment against the Guarantor.
          (b) An “Exception to Non-Recourse” means any of the following events, activities, or omissions by the Guarantor, its duly authorized designee, Responsible Officer (as defined in the Credit Agreement), Subsidiary, or anyone acting under the authority of any such person: (i) the commission of fraud or material misrepresentation in respect of the Pledged Collateral; (ii) the diversion, embezzlement or misapplication of proceeds, funds or money and/or other property relating in any way to the Pledged Collateral or the Obligations; (iii) the breach of any covenant under Article IV of the Pledge Agreement; or (iv) the conduct of any business activities to perform diligence services, to service Mortgage Loans or REO Properties (each as defined in the Credit Agreement) or any related activities, directly or indirectly, other than by the Guarantor or Franklin Loan Servicing, LLC (to the extent set forth in Section 7.08 of the Credit Agreement). If an Exception to Non-Recourse occurs, then the limitations set forth in Section 3(a) above shall be of no force and effect, and the Administrative Agent or any Lender shall not be restricted thereby.
          4. Representations, Warranties and Covenants of the Guarantor. This Guaranty is delivered pursuant to the Credit Agreement and the Guarantor hereby confirms to the

Administrative Agent and the Lenders each of its representations and warranties as set forth in the Credit Agreement.
          5. Right of Set-off. Upon the occurrence of an Event of Default, the Guarantor hereby irrevocably authorizes the Administrative Agent (and its Affiliates), at any time and from time to time and without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent (or any of its Affiliates) to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent may elect, against and on account of the obligations and liabilities of the Guarantor to the Administrative Agent hereunder and claims of every nature and description of the Administrative Agent (or any of its Affiliates) against the Guarantor, in any currency, whether arising hereunder or under any other Loan Document, as the Administrative Agent (or any of its Affiliates) may elect, regardless of whether the Administrative Agent (or such Affiliate) has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent (or its Affiliate) shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent (and its Affiliates) under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent (and such Affiliates) may have under the Credit Agreement, at law or in equity.
          6. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent (or any of its Affiliates), the Guarantor shall be not be entitled to be subrogated to any of the rights of the Administrative Agent (or any of its Affiliates) against the Borrowers or any other guarantor or any Collateral or guarantee or right of offset held by the Administrative Agent (or its Affiliates) for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other guarantor in respect of payments made by the Guarantor hereunder, in each case until all amounts owing to the Administrative Agent (or its Affiliates) and the Lenders on account of the Obligations are paid in full and the Credit Agreement and all other Loan Documents are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent (and its Affiliates), segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. To the extent permitted by applicable Law, and without limiting anything set forth herein, (a) the Guarantor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any rights hereunder; (b) If any notice of a proposed sale or other disposition of Collateral shall be required by Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition; (c) the Guarantor waives any claims or other rights which the Guarantor might now have or hereafter acquire against any Borrower or any other Person that is primarily or contingently liable on the obligations that arise from the existence or performance of the Guarantor’s obligations under this Agreement, including, without limitation, any right of subrogation, suretyship, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Administrative Agent or any Lender against any Borrower or any collateral security therefore which the Administrative Agent or any Lender now has or hereafter acquires until the Obligations have been indefeasibly paid in full in cash; whether such claim, remedy or right arises in equity, under contract or statute, at common law, or otherwise. The waivers contained in this Section inure only to the benefit of the Administrative Agent and each Lender, and their respective successors and assigns, and not to any other parties.
          7. Amendments, Etc. with Respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent may be rescinded by the Administrative Agent and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time and in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, and the Credit Agreement, and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent (and its Affiliates) for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Administrative Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any assets subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on any Borrower or any other guarantor, and any failure by the Administrative Agent to make any such demand or to collect any payments from a Borrower or any such other guarantor or any release of a Borrower or such other guarantor shall not relieve the Guarantor of its respective obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          8. Waiver of Rights. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent upon this Guaranty or acceptance of this Guaranty. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrowers and the Guarantor, on the one hand, and the Administrative Agent, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Guarantor with respect to the Obligations.

          9. Guaranty Absolute and Unconditional. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute, unconditional guarantee of the full and punctual payment and performance by the Borrowers of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any other party first attempt to collect any of the Obligations from the Borrowers, without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any other Loan Document, any of the Obligations or any other Collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Affiliate of Administrative Agent, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrowers against the Administrative Agent or any of its Affiliates, (c) any document presented in connection with the Credit Agreement, or any other Loan Documents or this Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset of Administrative Agent or any of its Affiliates with respect thereto, and any failure by the Administrative Agent to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent (or any of its Affiliates) against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent (and its Affiliates) and its respective successors, endorsees, transferees and assigns, in each case until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Credit Agreement, and the other Loan Documents shall be terminated, notwithstanding that from time to time during the term of such agreement the Borrowers may be free from any Obligations.
          10. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any of its Affiliates upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or the Guarantor or any substantial part of its respective assets, or otherwise, all as though such payments had not been made.
          11. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in United States dollars in accordance with the wiring instructions of the Administrative Agent. Payments and performance required under this Guaranty shall be payable and performed whenever any amount or performance guaranteed hereunder has not been promptly made to the Administrative Agent in accordance with the Credit Agreement, or other Loan Documents. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent may, but shall be under no obligation to, pursue the rights, remedies, powers and privileges as it may have against the Borrowers or any other Person or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto. Any failure by Administrative Agent or any of its Affiliates to pursue the other rights, remedies, powers or privileges or to collect any payments from the Borrowers or any other Person or to realize upon any collateral security or guaranty or to exercise any right of offset, or any release of the Borrowers or any other Person or of any collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights, remedies, powers or privileges, whether express, implied or available as a matter of law, of the Administrative Agent against the Guarantor.
          12. Indemnification. The Guarantor hereby agrees to:
          (i) pay or reimburse the Administrative Agent on demand for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, modification or supplement to, or any waiver under, this Guaranty and any other document prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including without limitation the reasonable fees and disbursements of counsel to the Administrative Agent;
          (ii) pay on demand all reasonable costs and expenses of the Administrative Agent, including without limitation the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the occurrence or continuance of a default under this Guaranty and the enforcement, collection, protection or preservation (whether through negotiations, legal proceedings or otherwise) of this Guaranty, any Obligation or any right, remedy, power or privilege of the Administrative Agent hereunder or under any other Loan Document;
          (iii) pay and hold the Administrative Agent (and its Affiliates) harmless from and against any and all present and future stamp, excise, recording or other similar taxes or fees payable in connection with the execution, delivery, recording and filing of this Guaranty and hold the Administrative Agent (and its Affiliates) harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes or fees; and
          (iv) indemnify the Administrative Agent, its Affiliates, and each of their respective directors, officers, employees and agents and hold each of them harmless from and against, any and all liabilities, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements, including without limitation the reasonable fees and disbursement of counsel to the Administrative Agent, and such other parties, that are incurred by any of them in connection with, arising out of or in any way relating to any investigation, claim, litigation or other proceeding, pending or threatened (regardless of whether any of them is designated a party thereto), in any such case arising out of or principally with respect to this Guaranty or any other Loan Document or the transactions contemplated herein or therein; provided that neither the Administrative Agent nor any of its Affiliates shall be entitled to any indemnification for any of the foregoing resulting from its gross negligence or willful misconduct.
If and to the extent that the indemnification obligations of the Guarantor under this Section may be unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of such indemnity obligations that is permissible under applicable law. This indemnification and contribution shall survive the termination of this Guaranty and the other Loan Documents.
          13. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) and delivered to the intended recipient at the applicable address set forth on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
          14. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          15. Integration. This Guaranty, the Credit Agreement, and the other Loan Documents represent the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Administrative Agent relative to the subject matter hereof or thereof not reflected herein or therein.
          16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent; provided that any provision of this Guaranty may be waived by the Administrative Agent.
          (b) Neither the Administrative Agent nor any of its Affiliates shall by any act of (except by a written instrument pursuant to Section 16(a) hereof) delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof or of the Credit Agreement, or any other Loan Document. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any of its Affiliates, any right, power or privilege hereunder or under the Credit Agreement, or any other Loan Document shall operate as a waiver thereof. No single or partial exercise, on the part of the Administrative Agent, of any right, power or privilege hereunder or under the Credit Agreement, or any other Loan Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent of any right or remedy hereunder or under the Credit Agreement, or any other Loan Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion.
          (c) The rights and remedies provided herein and in the Credit Agreement, and the other Loan Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          17. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          18. Successors and Assigns. This Guaranty shall be binding upon the respective successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and its successors and assigns; provided that this Guaranty may not be assigned by the Guarantor without the express written consent of the Administrative Agent.
          19. Governing Law. This Guaranty shall be governed by the local laws of the State of Ohio without reference to the choice of laws doctrines thereof.
          20. Termination. This Guaranty shall terminate upon the final payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.
          21. Recourse. The Guarantor and the Administrative Agent agree that the Obligations shall be recourse obligations of the Borrowers as and to the extent set forth in the Credit Agreement and the other Loan Documents.
          20. Defined Terms. Capitalized terms used but not defined herein (except when each letter is capitalized for emphasis) shall adopt their respective meanings as set forth in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

FRANKLIN CREDIT MANAGEMENT CORPORATION
By:	/s/ Thomas J. Axon
	Name:	Thomas J. Axon
	Title:	President

ACCEPTED AND AGREED as of the date first above written: THE HUNTINGTON NATIONAL BANK, as Administrative Agent
By:	/s/ Alan D. Seitz
	Name:	Alan D. Seitz
	Title:	Senior Vice President

Signature Page to Limited Recourse Guaranty